UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

On December 21, 2011, Sealed Air Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (the “Underwriter”) and CD&R Friends & Family Fund VIII, L.P. and Clayton, Dubilier & Rice Fund VIII, L.P. (collectively, the “Selling Stockholders”). Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell, and the Underwriter agreed to purchase, subject to and upon terms and conditions set forth therein, an aggregate of 14,033,793 shares of the Company’s common stock as described in the Prospectus Supplement dated December 21, 2011, which was filed pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-177130) on December 23, 2011 (the “Offering”).

A copy of the Underwriting Agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

On December 20, 2011, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On December 21, 2011, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated December 21, 2011, by and among Sealed Air Corporation, Barclays Capital Inc., CD&R Friends & Family Fund VIII, L.P. and Clayton, Dubilier & Rice Fund VIII, L.P.

99.1	Press release, dated December 20, 2011, announcing the Offering.

99.2	Press release, dated December 21, 2011, announcing the pricing of the Offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ H. Katherine White
	Name:	H. Katherine White
	Title:	Vice President

Dated: December 23, 2011

Exhibit Index

Exhibit	Description

1.1	Underwriting Agreement, dated December 21, 2011, by and among Sealed Air Corporation, Barclays Capital Inc., CD&R Friends & Family Fund VIII, L.P. and Clayton, Dubilier & Rice Fund VIII, L.P.

99.1	Press release, dated December 20, 2011, announcing the Offering.

99.2	Press release, dated December 21, 2011, announcing the pricing of the Offering.